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                                                                   EXHIBIT 23.6

                 CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of XPLOR Energy, Inc. ("XPLOR") in the Prospectus constituting a part of XPLOR's Registration Statement on Form S-1 (Registration No. 333-37835), as amended, filed with the Securities and Exchange Commission pursuant to the Act.

                                          JACK L. GREGORY

Dated: November 30, 1997